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                                  EXHIBIT 21.1
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As of January 1, 2000, the following, except as noted, are wholly-owned subsidiaries of Bush Industries, Inc.:

          Bush Industries of Pennsylvania, Inc., a Delaware Corporation

          Bush Industries of Ohio, Inc., a Delaware Corporation

          Bush Management, Inc., a Florida Corporation

          Bush Service Group, Inc., a Delaware Corporation

          Fournier Furniture, Inc., a Delaware Corporation

          Bush Industries De Mexico, S.A. DE C.V., a Mexican Corporation

          Bush Comercial De Mexico, S.A. DE C.V., a Mexican Corporation

          The ColorWorks, Inc., a North Carolina Corporation

          Bush Technologies, Inc., a Delaware Corporation

          Bush Viotechnik GmbH, a German Corporation

          Bush Beteiligungsgesellschaft mbH, a German Corporation

          Rohr-Bush GmbH & Co., a German Limited Partnership, majority owned by Bush Beteiligungsgesellschaft mbH